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                                                                Exhbit 11.01

                                  RACOTEK, INC.
                    DETAIL COMPUTATION OF NET LOSS PER SHARE

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

(In thousands, except per share data)

                                     Three Months Ended          Six Months Ended
                                          June 30,                    June 30,
                                   --------------------       ---------------------
                                     1996          1995         1996          1995
                                   --------      -------      -------       -------
Net loss                           ($2,236)      ($2,909)     ($6,428)      ($6,059)
                                   --------      -------      -------       -------

Net loss per common and
 common equivalent share,
 primary                            $(0.09)       $(0.12)      $(0.27)       $(0.26)
                                   --------      -------      -------       -------

Net loss per common and
 common equivalent share, fully
 diluted                            $(0.09)       $(0.12)      $(0.27)       $(0.26)
                                   --------      -------      -------       -------

WEIGHTED AVERAGE NUMBER
 OF COMMON AND COMMON
 EQUIVALENT SHARES
Primary                             24,240        23,732       24,174        23,657
                                   --------      -------      -------       -------

Fully diluted                       24,240        23,732       24,174        23,657
                                   --------      -------      -------       -------

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